AGILITY LEASE FUND I, LLC

MASTER LEASE AGREEMENT #5517

THIS MASTER LEASE AGREEMENT (this **"Lease"**) is made as of November 9, 2005 between Agility Lease Fund I, LLC (**"Lessor"**) and KeyOn Communications Inc (**"Lessee"**).

Lessee desires to lease from Lessor the equipment and other property (the **"Equipment"**) described in each Equipment Schedule executed pursuant to this Lease (each, a **"Schedule"**) incorporating by reference the terms and conditions of this Lease (the term **"Lease"** shall also include any Riders to this Lease entered into with respect to such Schedule). Certain definitions and construction of certain of the terms used in this Lease are provided in Section 19 hereof.

In conjunction with the execution of this Lease, Lessor and Lessee have entered into a separate agreement (the "**Blocked Account Agreement**") whereby Lessee has agreed, for a period set forth under such Blocked Account Agreement, to make available to Lessor, under certain conditions, certain amounts on deposit in designated deposit accounts of Lessee. The Blocked Account Agreement will be governed solely by the terms set forth therein and the expiration or termination of such Blocked Account Agreement shall have no bearing on the term or enforceability of this Lease.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Lease agree as follows:

1. AGREEMENT TO LEASE; TERM. This Lease is effective as of the date specified above. By entering into a Schedule, Lessor leases the Equipment described therein to Lessee, and Lessee leases such Equipment from Lessor, in each case, subject to the terms and conditions in this Lease and such Schedule and all of the other documents and agreements executed in connection herewith (collectively, the **"Lease Documents"**). Each Schedule, incorporating the terms and conditions of this Lease, will constitute a separate instrument of lease. The term of lease with respect to each item of Equipment leased under a Schedule shall commence on the date of execution of such Schedule and continue for the term provided in that Schedule.

2. RENT. Lessee shall pay Lessor (a) the rental installments ("Basic Rent") as and when specified in each Schedule, without demand, and (b) all of the other amounts payable in accordance with this Lease, such Schedule and/or any of the other Lease Documents ("Other Payments", and together with the Basic Rent, collectively, the "Rent"). Upon Lessee's execution thereof, the related Schedule shall constitute a non-cancelable net lease, except as otherwise provided, and Lessee's obligation to pay Rent, and otherwise to perform its obligations under or with respect to such Schedule and all of the other Lease Documents, are and shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the "Suppliers"), or anyone else, for any reason whatsoever (each, an "Abatement"). Lessee agrees that all Rent shall be paid in accordance with Lessor's or Assignee's written direction. Time is of the essence. If Lessee fails to pay any rent or any other sum to be paid by Lessee to Lessor hereunder upon notice within five (5) days after the due date thereof, Lessee will pay Lessor (a) a late charge of six percent (6%) of the amount ("Late Charge Rate"), (b) Lessor's collection costs paid third parties relevant to the collection thereof and (c) Lessor's standard returned check charge, if relevant. Lessor shall apply all Security Deposit payments, as described in the Lease Documents, pursuant to such Schedule(s), to the Basic Rent and any other amounts due and owing to such Schedule(s) as applicable.

A. OPTION TO RENEW. Provided that no Event of Default has occurred and has not been cured, Lessee shall have the option to renew each Schedule, at the expiration of its original term, with respect to all but not less than all of the Equipment leased under the related Schedule on the terms and conditions of such Schedule, for a negotiated renewal term and a periodic rent based on the Fair Market Rental Value of such Eqiuipment determined at the time of renewal. Such election shall be effective with respect to all Equipment leased under the related Schedule. If Lessee desires to exercise this option it shall give Lessor written notice of its intention to exercise this option to renew at least ninety (90) days before expiration of the original term with respect to the Equipment Schedule. Thereafter, Lessee shall engage in negotiations with Lessor to determine the renewal term and periodic rent to be paid during the renewal term. Not less then sixty (60) days before expiration of the original term of the related Equipment Schedule, Lessee shall give Lessor written notice of its election to renew on the terms mutually agreed upon during negotiations.

For purposes of this Section, "Fair Market Rental Value" shall be deemed to be an amount equal to the rental, as installed and in use, obtainable in an arms' length transaction between a willing and informed lessor and a willing and informed lessee under no compulsion to lease (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 7 of this Lease). If (prior to sixty (60) days before expiration of the term of the Schedule) the parties are unable to agree on the Fair Market Rental Value of the Equipment, then (at least forty-five (45) days before expiration of the term of the Schedule) Lessor and Lessee shall obtain appraisal values from three independent appraisers (one to be selected by Lessor at its expense, one by Lessee at its expense, and the other by the two selected by Lessor and Lessee (the expense of such third appraiser to be shared equally by Lessor and Lessee); each of whom must be associated with a professional organization of equipment or personal property appraisers, such as the American Society of Appraisers) and the average Fair Market Rental Value as determined by such appraisers shall be binding on the parties hereto.

B. OPTION TO PURCHASE. Provided that no Event of Default has occurred and has not been cured, Lessee shall have the option to purchase, upon the expiration of the original term of any Schedule, or any subsequent renewal term of any Schedule, if applicable, all but not less than all the Equipment leased under such Schedule upon the following terms and conditions: If Lessee desires to exercise this option it shall give Lessor written notice of its intention to exercise this option to purchase at least ninety (90) days before expiration of the original term with respect to the related Schedule. Thereafter, Lessee shall engage in negotiations with Lessor to determine the purchase price for the Equipment. Not less then sixty (60) days before expiration of the original term with respect to the related Equipment Schedule, Lessee shall give Lessor written notice of its election to purchase on the terms mutually agreed upon during negotiations. Such election shall be effective with respect to all Equipment leased under the related Schedule. Thereupon, at the expiration of the original term of the related Schedule, Lessee shall pay to Lessor in cash the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to its then Fair Market Value, together with all taxes and charges upon sale, but in no event greater than 15% of the original purchase price as set forth in such Schedule.

For purposes of this Section, "Fair Market Value" shall be deemed to be an amount equal to the sale price of the Equipment, as installed and in use, obtainable in an arms' length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 7 of this Lease.) If the parties are unable to agree on the Fair Market Value of the Equipment, then the appraisal procedure set forth in Section A hereof shall be followed. Each Equipment Schedule purchased or renewed must be done so on an all or nothing basis. Any Security Deposit made by the Lessee and not yet previously applied towards Basic Rent or any other amounts due and owing under the Lease, shall be credited to the Fair Market Value purchase price payable by Lessee.

Notwithstanding any election of Lessee to purchase, the provisions of the Lease shall continue in full force and effect until the passage of ownership of the Equipment upon the date of purchase. On the date of purchase, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, except (with respect to the status of title conveyed) in respect of Lessor's acts, all of Lessor's right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.

C. PREPAYMENT OPTION. Provided that no Event of Default has occurred and has not been cured and Lessee is in compliance with all other terms and conditions under this Lease and all Schedules then in effect, Lessee shall have the right to prepay its obligation under this Lease and all Schedules then in effect by paying (a) all amounts then due and owing but unpaid under all Schedules then in effect plus (b) for each Schedule then in effect, the sum of all remaining rental payments through the end of the term of such Schedule, discounted to its present value using a discount rate equal to 6%. After payment is received by Lessor, the Lessee will be free from its obligation under all Schedules then in effect and shall have the option to either return or purchase the Equipment at Fair Market Value pursuant to the terms of this Lease.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE. Lessee represents, warrants and agrees that, as of the effective date of this Lease and of each Schedule: (a) Lessee has the form of business organization indicated, and is and will remain duly organized and existing in good standing under the laws of the state specified under Lessee's signature and is duly qualified to do business wherever necessary to perform its obligations under the Lease Documents, including each jurisdiction in which the Equipment is or will be located. Lessee's legal name is as shown in the preamble of this Lease; and Lessee's Federal Employer Identification Number and organizational number are as set forth under Lessee's signature. Within the previous six (6) years, Lessee has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Lessor in writing. (b) The Lease Documents (1) have been duly authorized by all necessary action consistent with Lessee's form of organization, (2) do not require the approval of, or giving notice to, any governmental authority, (3) do not contravene or constitute a default under any applicable law, Lessee's organizational documents, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound, and (4) constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof. (c) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, **"Material Adverse Effect"** shall mean (i) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Lessee, or (ii) a material impairment of the ability of Lessee to perform its obligations under or remain in compliance with such Schedule or any of the other Lease Documents. Further, Lessee is not in default under any financial or other material agreement that, either individually, or in the aggregate, would have the same such effect. (d) All of the Equipment covered by such Schedule is located solely in the jurisdiction(s) specified in such Schedule. (e) Under the applicable laws of each such jurisdiction, such Equipment consists (and shall continue to consist) solely of personal property and not fixtures. Such Equipment is removable from and is not essential to the premises at which it is located. (f) The unaudited quarterly financial statements of Lessee as well as the Lessee's tax returns (copies of which have been furnished to Lessor) , fairly present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements and returns, and since the date of such statements and returns there has been no material adverse change in such conditions or operations. (g) With respect to any Collateral, as defined and applicable pursuant to Section 10 of this Lease, Lessee has good title to, rights in, and/or power to transfer all of the same. (h) The Supplier is not an affiliate of Lessee. (i) The Supply Contract (as such term is hereinafter defined) represents an arms' length transaction and the purchase price for the Equipment specified therein is the amount obtainable in an arms' length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell.

4. FURTHER ASSURANCES AND OTHER COVENANTS. Lessee agrees as follows: (a) Lessee will furnish Lessor with (1) Lessee's balance sheet, statement of income and statement of retained earnings, as prepared in its ordinary course of business, within one hundred twenty (120) days of the close of each fiscal year of Lessee, (2) Lessee's quarterly financial report certified by the chief financial officer of Lessee, within sixty (60) days of the close of each fiscal quarter of Lessee, and (3) all of Lessee's Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission (**"SEC"**) as and when filed (by furnishing these SEC forms, or making them publicly available in electronic form, Lessee shall be deemed to have satisfied the requirements of clauses (1), (2) and (3). (b) Lessee shall obtain and deliver to Lessor and/or promptly execute or otherwise authenticate any documents, filings, waivers (including any landlord and mortgagee waivers), releases and other records, and will take such further action as Lessor may reasonably request in furtherance of Lessor's rights under any of the Lease Documents. Lessee irrevocably authorizes Lessor to file UCC financing statements (**"UCCs"**), and other filings with respect to the Equipment or any Collateral, a copy of which is to be provided in advance of such filing. Without Lessor's prior written consent, Lessee agrees not to file any corrective or termination statements or partial releases with respect to any UCCs filed by Lessor pursuant to this Lease. (c) Lessee shall provide written notice to Lessor: (1) thirty (30) days prior to any change in Lessee's name or jurisdiction or form of organization; (2) promptly upon the occurrence of any Event of Default (as defined in Section 15) or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default (a **"Default"**); and (3) promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease.

5. CONDITIONS PRECEDENT. Lessor's agreement to purchase and lease any Equipment under a Schedule, is conditioned upon Lessor's determination that all of the following have been satisfied: (a) Lessor having received the following, in form and substance reasonably satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions of Section 11; (2) if requested, lien searches in the jurisdiction of Lessee's organization, and wherever else Lessor deems appropriate; (3) UCCs, real property waivers and all other filings required by Lessor; (4) a certificate of an appropriate Officer of Lessee certifying: (A) resolutions duly authorizing the transactions contemplated in the applicable Lease Documents, and (B) the incumbency and signature of the officers of Lessee authorized to execute such documents; (5) if requested by Lessor, an opinion of counsel for Lessee as to each of the matters set forth in sub-parts (a) through (c) of Section 3; (6) the only manually executed original of the Schedule, and counterpart originals of all other Lease Documents; (7) all purchase documents pertaining to the Equipment (collectively, the **"Supply Contract"**); (8) if requested by Lessor, good standing certificates from the jurisdiction of Lessee's organization and the location of the Equipment, and evidence of Lessee's

organizational number; and (9) such other documents, agreements, instruments, certificates, opinions, and assurances, as Lessor reasonably may require. (b) All representations and warranties provided by Lessee in favor of Lessor in any of the Lease Documents shall be true and correct on the effective date of the related Schedule (Lessee's execution and delivery of the Schedule shall constitute Lessee's acknowledgment of the same). (c) There shall be no Default or Event of Default under the Schedule or any other Lease Documents. The Equipment shall have been delivered to and accepted by Lessee, as evidenced by the Schedule, and shall be in the condition and repair required hereby; and on the effective date of such Schedule Lessor shall have received good title to the Equipment described therein, free and clear of any claims, liens, attachments, rights of others and legal processes (**"Liens"**).

6. **ACCEPTANCE UNDER LEASE.** Lessor hereby appoints Lessee as Lessor's agent for the sole purpose of accepting delivery of the Equipment from the Supplier. Upon delivery, Lessee shall inspect and, if conforming to the condition required by the applicable Supply Contract, accept the Equipment and execute and deliver to Lessor a Schedule describing such Equipment. The Schedule will evidence Lessee's unconditional and irrevocable acceptance under the Schedule of the Equipment described therein. However, if Lessee fails to accept delivery of any item of the Equipment, or accepts such Equipment but fails to satisfy any or all of the other conditions set forth in Section 5, Lessor shall have no obligation to purchase or lease such Equipment. In such event, Lessor's rights shall include, among other things, the right to demand that Lessee (a) fully assume all obligations as purchaser of the Equipment, with the effect of causing Lessor to be released from any liability relating thereto, (b) immediately remit to Lessor an amount sufficient to reimburse it for all advance payments, costs, taxes or other charges paid or incurred with respect to the Equipment (including any of such amounts paid by Lessor to Supplier under the Supply Contract or as a reimbursement to Lessee), together with interest at the Late Charge Rate accruing from the date or dates such amounts were paid by Lessor until indefeasibly repaid by Lessee in full, and (c) take all other actions necessary to accomplish such assumption.

7. **USE AND MAINTENANCE.** (a) Lessee shall (1) use the Equipment solely in the continental United States and in the conduct of it business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (i) the Supplier's recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the Supplier or service provider, (ii) the requirements of all applicable insurance policies, (iii) the Supply Contract, so as to preserve all of Lessee's and Lessor's rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (iv) all applicable laws, and (v) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned by or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee's full compliance with the terms hereof; (3) provide written notice to Lessor not less than thirty (30) days after any change of the location of any Equipment (or the location of the principal garage of any Equipment, to the extent that such Equipment is mobile equipment) as specified in the Equipment schedule; as used in this Section 7, "location" of the Equipment shall refer to the geographic market or service area only; and (4) not attach or incorporate the Equipment to or in any other property in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property. (b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, or damaged beyond repair or otherwise unfit for use, by new or reconditioned replacement parts which are free and clear of all Liens and have a value, utility and remaining useful life at least equal to the parts replaced (assuming that they were in the condition required by this Lease). Any modification or addition to the Equipment that is required by this Lease shall be made by Lessee. Title to all such parts, modifications and additions to the Equipment immediately shall vest in Lessor, without any further action by Lessor or any other person, and they shall be deemed incorporated in the Equipment for all purposes of the related Schedule. Unless replaced in accordance with this Section, Lessee shall not remove any parts originally or from time to time attached to the Equipment, if such parts are essential to the operation of the Equipment, are required by any other provision of this Lease or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition of such parts. Except as permitted in this Section, Lessee shall not make any material alterations to the Equipment. (c) Upon forty-eight (48) hours' notice, Lessee shall afford Lessor and/or its designated representatives access to the locations where the Equipment is located for the purpose of inspecting such Equipment when applicable and all applicable maintenance or other records relating thereto at any reasonable time during normal business hours; provided, however, if a Default or Event of Default shall have occurred and then be continuing, no notice of any inspection by Lessor shall be required. If any discrepancies are found as they pertain to the general condition of the Equipment, Lessor will communicate these discrepancies to Lessee in writing. Lessee shall then have thirty (30) days to rectify these discrepancies at its sole expense. Lessee shall pay all expenses of re-inspection by Lessor's appointed representative, if corrective measures were required.

8. **DISCLAIMER; QUIET ENJOYMENT. (a) THE EQUIPMENT IS LEASED HEREUNDER "AS IS, WHERE IS". LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING ANY PART, OR ANY MATTER WHATSOEVER, INCLUDING, AS TO EACH ITEM OF EQUIPMENT, ITS DESIGN, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF SUCH ITEM WITH ANY APPLICABLE LAW, CONFORMITY OF SUCH ITEM TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE DOCUMENT OR TO THE DESCRIPTION SET FORTH IN THE RELATED SCHEDULE OR ANY OF THE OTHER LEASE DOCUMENTS, OR ANY INTERFERENCE OR INFRINGEMENT (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8(b)), OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR BE LIABLE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND LESSEE HEREBY WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING.** Without limiting the foregoing, Lessor will not be responsible to Lessee or any other person with respect to, and Lessee agrees to bear sole responsibility for, any risk or other matter that is the subject of Lessor's disclaimer; and Lessor's agreement to enter into this Lease and any Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the matters so waived or disclaimed herein or covered by the indemnity in this Lease. So long as no Event of Default has occurred, Lessee may exercise Lessor's rights, if any, under any warranty with respect to the Equipment. Lessee's exercise of such rights shall be at its sole risk, shall not result in any prejudice to Lessor, and may be exercised only during the term of the related Schedule. Lessee shall not attempt to enforce any such warranty by legal proceeding without Lessor's prior written approval. (b) Lessor warrants that during the term of each Schedule, so long as no Event of Default has occurred, Lessee's possession and use of the Equipment leased thereunder shall not be interfered with by Lessor or anyone rightfully claiming an interest through Lessor. The preceding warranty is in lieu of all other warranties by Lessor, whether written, oral or implied, with respect to this Lease or the Equipment. Any actual or purported breach of this warranty shall not give rise to any Abatement, but Lessee may bring a direct cause of action against Lessor for any actual damages directly resulting from any such breach.

9. **FEES AND TAXES.** Lessee agrees to: (a) (1) if permitted by law, file in Lessee's own name or on Lessor's behalf, directly with all appropriate

taxing authorities all declarations, returns, inventories and other documentation with respect to any personal property taxes (or any other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to the Equipment, and if not so permitted by law, to promptly notify Lessor and provide it with all information required in order for Lessor to timely file all such declarations, returns, inventories, or other documentation, and (2) pay on or before the date when due all such taxes assessed, billed or otherwise payable with respect to the Equipment directly to the appropriate taxing authorities; (b) (1) pay when due as requested by Lessor, and (2) defend and indemnify Lessor on a net after-tax basis against liability for all license and/or registration fees, assessments, and sales, use, property, excise, privilege, value added and other taxes or other charges or fees now or hereafter imposed by any governmental body or agency upon the Equipment or with respect to the manufacture, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the Rent hereunder (other than taxes on or measured solely by the net income of Lessor); and (c) indemnify Lessor against any penalties, charges, interest or costs imposed with respect to any items referred to in clauses (a) and (b) above (the items referred to as clauses (a), (b), and (c) above being referred to herein as **"Impositions"**). Any Impositions which are not paid when due and which are paid by Lessor shall, at Lessor's option, become immediately due from Lessee to Lessor.

10. TITLE; GRANTING CLAUSE. (a) Lessee and Lessor intend that: (1) each Schedule, incorporating by reference the terms of this Lease, constitutes a true "lease" and a "finance lease" as such terms are defined in Article 2A and not a sale or retention of a security interest; and (2) Lessor is and shall remain the owner of each item of Equipment (unless sold by Lessor pursuant to any Lease Document), and Lessee shall not acquire any right, title or interest in or to such Equipment except the right to use it in accordance with the terms of the related Schedule. (b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding with respect hereto and to each Schedule, and the performance and observance by Lessee of all of the provisions hereof and thereof and of all of the other Lease Documents, Lessee hereby collaterally assigns, grants, and conveys to Lessor, a security interest in and lien on all of Lessee's right, title and interest in and to all of the following (whether now existing or hereafter created, and including any other collateral described on any rider hereto; the **"Collateral"**): (1) (if contrary to the parties' intentions a court determines that such Schedule is not a true "lease" under the UCC) the Equipment described in such Schedule or otherwise covered thereby (including all inventory, fixtures or other property comprising the Equipment), together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier; (2) all subleases, chattel paper, accounts, security deposits, and general intangibles relating thereto as listed in each applicable Schedule, and any and all substitutions, replacements or exchanges for any such item of Equipment or other collateral, in each such case in which Lessee shall from time to time acquire an interest; and (3) any and all insurance and/or other proceeds of the property and other collateral in and against which a security interest is granted hereunder. The collateral assignment, security interest and lien granted herein with respect to a particular Schedule, shall survive the termination, cancellation or expiration of such Schedule(s) until such time as Lessee's obligations thereunder and under the other Lease Documents are fully and indefeasibly discharged. (c) If contrary to the parties' intentions a court determines that any Schedule is not a true "lease", the parties agree that in such event Lessee agrees that: (1) with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder, upon the occurrence of a Default, Lessor shall have all of the rights and remedies of a first priority secured party under the UCC; and (2) any obligation to pay Basic Rent or any Other Payment, to the extent constituting the payment of interest, shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate used by Lessor in calculating such amounts, but in no event to exceed 15% per annum.

11. INSURANCE. Upon acceptance under a Schedule, until the Equipment is returned to Lessor in accordance with this Lease, Lessee shall maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: (a) any casualty to the Equipment (or any portion thereof), including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the full replacement value of the Equipment; and (b) any commercial liability arising in connection with the Equipment, including both bodily injury and property damage with a combined single limit per occurrence of not less than the amount specified in the Schedule; having a deductible reasonably satisfactory to Lessor. The required insurance policies (including endorsements) shall, (i) be endorsed to name Lessor as an additional insured (but without responsibility for premiums), (ii) provide that any amount payable under the required casualty coverage shall be paid directly to Lessor as sole loss payee, (iii) provide for thirty (30) days' written notice by such insurer of cancellation, material change, or non-renewal.

12. LOSS AND DAMAGE. (a) At all times until the Equipment is returned to Lessor in accordance with this Lease, Lessee shall bear the risk of loss, theft, confiscation, taking, unavailability, damage or partial destruction of the Equipment and shall not be released from its obligations under any Schedule or other Lease Document in any such event. (b) Lessee shall provide prompt written notice to Lessor of any Total Loss or any material damage to the Equipment. Any such notice must be provided together with any damage reports provided to any governmental authority, the Insurer or Supplier, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges. (c) Without limiting any other provision hereof, Lessee shall repair all damage to any item of Equipment from any and all causes, other than a Total Loss, so as to cause it to be in the condition and repair required by this Lease. (d) A **"Total Loss"** shall be deemed to have occurred to an item of Equipment (the **"Lost Equipment"**), upon: (1) the actual or constructive total loss of any item of the Equipment, (2) the loss, disappearance, theft or destruction of any item of the Equipment, or damage to any item of the Equipment that is uneconomical to repair or renders it unfit for normal use, or (3) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority. (e) Lessor shall be under no duty to Lessee to pursue any claim against any person in connection with a Total Loss or other loss or damage. (f) If Lessor receives a payment under an insurance policy required under this Lease in connection with any Total Loss or other loss of or damage to an item of Equipment, and such payment is both unconditional and indefeasible, then provided Lessee shall have complied with the applicable provisions of this Section, Lessor shall either (1) credit such proceeds against any amounts owed by Lessee pursuant to Section 12(d) and repurchase and deliver to Lessee the Equipment as listed on the applicable Schedule, or (2) if received with respect to repairs to be made pursuant to Section 12(c), remit such proceeds to Lessee up to an amount equal to the amount of the costs of repair. Upon such payment, the related Schedule will terminate with respect to the Equipment so paid for, and Lessor will transfer full ownership and title to such Equipment to Lessee, free of liens, claims and encumbrances created by Lessor.

13. REDELIVERY. (a) Lessee shall provide written notice to Lessor not less than one hundred eighty (180) days and not more than two hundred forty (240) days prior to the expiration of the term of any Schedule (or of any renewal thereof, if applicable) of Lessee's intent to either return, re-lease or purchase the Equipment pursuant to Section 2 to Lessor upon the expiration of the term of such Schedule. If lessee fails to provide the foregoing notice in a timely manner, the term of the applicable Schedule automatically shall be deemed to have been extended, which extension shall continue on a month-to-month basis, during which extension period lessee shall continue to pay the then existing Basic Rent to Lessor at the last prevailing lease rate under the applicable schedule; provided, however that Lessor may elect to terminate such extension at any time upon ten (10) days written notice to Lessee. Lessee may elect to terminate such extension by providing sixty (60) days written notice to Lessor. During such extension period, the terms and conditions of this Lease (including, without limitation, the provisions of this Section 13) shall continue to be applicable. (b) Upon the expiration or earlier cancellation or termination of any Schedule, Lessee shall return the Equipment related to such Schedule to Lessor free and clear of all Liens

whatsoever, to such place(s) within the continental United States as Lessor shall specify.

Lessee shall provide, at its expense, transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance. Lessee shall cause: (1) the Supplier's representative or other qualified person acceptable to Lessor (the **"Designated Person"**) to de- install the Equipment in accordance with the Supplier's specifications (as applicable) and pack the Equipment properly and in accordance with the Supplier's recommendations (as applicable); and (2) the Equipment to be transported in a manner consistent with the Supplier's recommendations and practices (as applicable). Upon return, the Equipment shall be: (i) in the same condition as when delivered to Lessee under the related Schedule, ordinary wear and tear excepted; (ii) mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the Supplier's published and recommended specifications (as applicable); (iii) redelivered with all component parts in good operating condition (and all components must meet or exceed the Supplier's minimum recommended specifications, unless otherwise agreed by Lessor in writing); and (iv) cleaned and cosmetically acceptable, with all Lessee-installed markings removed and all rust, corrosion or other contamination having been removed or properly treated, and in such condition so that it may be immediately installed and placed in service by a third party. Upon delivery, the Equipment shall be in compliance with all applicable Federal, state and local laws, and health and safety guidelines. Lessee shall be responsible for the cost of all repairs, alterations, inspections, appraisals, storage charges, insurance costs, demonstration costs and other related costs necessary to cause the Equipment to be in full compliance with the terms of this Lease. (c) If requested by Lessor, Lessee shall also deliver all related records and other data to Lessor, including all records of maintenance, modifications, additions and major repairs, computerized maintenance history, and any maintenance and repair manuals (collectively, the **"Records"**). All manuals or other documents delivered to Lessor that are subject to periodic revision will be fully up-to-date and current to the latest revision standard of any particular manual or document. In the event any such Records are missing or incomplete, Lessor shall have the right to cause the same to be reconstructed at Lessee's expense. (d) In addition to Lessor's other rights and remedies hereunder, if the Equipment and the related Records are not returned in a timely fashion, or if repairs are necessary to place any item of Equipment in the condition required in this Section, Lessee shall (i) continue to pay to Lessor per diem rent at the last prevailing lease rate under the applicable Schedule with respect to such item of Equipment, for the period of delay in redelivery, and/or for the period of time reasonably necessary to accomplish such repairs, and (ii) pay to Lessor an amount equal to the aggregate cost of any such repairs. Lessor's acceptance of such rent on account of such delay and/or repair does not constitute an extension or renewal of the term of the related Schedule or a waiver of Lessor's right to prompt return of the Equipment in proper condition. Such amount shall be payable upon the earlier of Lessor's demand or the return of the Equipment in accordance with this Lease. (e) Without limiting any other terms or conditions of this Lease, the provisions of this Section are of the essence of each Schedule, and upon application to any court of equity having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring Lessee's specific performance of its agreements and continued in this Section.

14. INDEMNITY Lessee shall indemnify, defend and keep harmless Lessor and any Assignee (as defined in Section 17), and their respective agents and employees (each, an **"Indemnitee"**), from and against any and all third party Claims (other than such as may directly and proximately result from the actual, but not imputed, gross negligence or willful misconduct of such Indemnitee), by paying, on a net after-tax basis, or otherwise discharging same, when and as such Claims shall become due. Lessee agrees that the Indemnity provided for in this Section includes the agreement by Lessee to indemnify each Indemnitee from the consequences of its own simple negligence, whether that negligence is the sole or concurring cause of the Claims, and to further indemnify each such Indemnitee with respect to Claims for which such Indemnitee is strictly liable. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense of and/or to settle any Claim, in each case, so long as (a) no Default or Event of Default has occurred and is then continuing, (b) Lessee confirms, in writing, its unconditional and irrevocable commitment to indemnify each Indemnitee with respect to such Claim, (c) Lessee is financially capable of satisfying its obligations under this Section, and (d) Lessor approves the defense counsel selected by Lessee. The term **"Claims"** shall mean all third-party claims, allegations, harms, judgments, settlements, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys' fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person, arising on account of (1) any Lease Document, including the performance, breach (including any Default or Event of Default) or enforcement of any of the terms thereof, or (2) the Equipment, or any part or other contents thereof, any substance at any time contained therein or emitted therefrom, including any hazardous substances, or the premises at which the Equipment may be located from time to time, or (3) the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession of any property to which it may be attached from time to time, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used, possessed or operated, during the term of any Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) any claim in tort for negligence or strict liability, and any claim for patent, trademark or copyright infringement, or the loss, damage, destruction, theft, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, including, Claims involving or alleging environmental damage, or any criminal or terrorist act, or for whatever other reason whatsoever. If any Claim Is made against Lessee or an Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder.

15. DEFAULT. A default shall be deemed to have occurred hereunder and under a Schedule upon the occurrence of any of the following (each, an **"Event of Default"**): (a) non-payment of Basic Rent on the applicable rent payment date (subject to a grace period of five (5) Business Days upon written notice by the Lessor to Lessee); (b) non-payment of any Other Payment within five (5) Business Days after it is due upon written notice by the Lessor to Lessee; (c) failure to maintain, use or operate the Equipment in compliance with applicable law, subject to a grace period of 30 days upon written notice by Lessor to Lessee; (d) failure to obtain, maintain and comply with all of the insurance coverages required under this Lease, subject to a grace period of 30 days upon written notice by Lessor to Lessee; (e) any transfer or encumbrance, or the existence of any Lien, that is prohibited by this Lease, subject to a grace period of 10 days upon written notice by Lessor to Lessee; (f) a payment or other default by Lessee under any material (in excess of $500,000) loan, lease, guaranty or other material (in excess of $500,000) financial obligation to any third party which default has been declared, subject to a grace period of 10 days; (g) a material inaccuracy in any representation or material breach of warranty by Lessee (including any false or misleading representation or warranty) in any financial statement or Lease Document, including any omission of any substantial contingent or unliquidated liability or Claim against Lessee; (h) the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Lessee or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of this Lease or any other Lease Document in any such proceeding; (i) the failure by Lessee generally to pay its debts as they become due or its admission in writing of its inability to pay the same; (j) Lessee shall (1) cease to do business as a going concern, liquidate, or dissolve; or (2) sell, transfer, or otherwise dispose of all or substantially all of its assets or property; or (l) breach by Lessee of any other material representation, condition or agreement (other than those in items (a)-(k)) under this Lease or any of the other Lease Documents that continues for thirty (30) days after Lessor's written notice to Lessee (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period). Under this Section 15, "written notice" shall be construed broadly to include facsimile and email transmissions, among other things.

A. PREPAYMENT UPON CERTAIN EVENTS In the event Lessee shall take any of the following actions (such actions being referred to as an **"Event"**), (1) enter into any transaction of merger or consolidation, unless Lessee shall be the surviving entity, unless the surviving entity is organized and existing under the laws of the United States or any state, and prior to such Event: (A) such entity executes and delivers to Lessor (x) an agreement satisfactory to Lessor, in its sole discretion, containing such entity's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee's obligations having previously arisen, or then or thereafter arising, under any and all of the Lease Documents, and (y) any and all other documents, agreements, instruments, certificates, opinions and filings requested by Lessor to effectively continue the respective obligations of Lessee and Lessor under this Lease, consent not to be unreasonably withheld; and (B) Lessor is satisfied as to the creditworthiness of such person, and as to such person's conformance to the other standard criteria then used by Lessor when approving transactions similar to the transactions contemplated in this Lease, consent not to be unreasonably withheld; (2) if Lessee is privately held and effective control of Lessee's voting capital stock/membership interests/partnership interests, issued and outstanding from time to time, is not retained by the present holders (unless Lessee shall have provided thirty (30) days' prior written notice to Lessor of the proposed disposition and Lessor shall have consented thereto in writing); (3) if Lessee is a publicly held corporation and there is a material change in the ownership of Lessee's capital stock, unless Lessor is satisfied as to the creditworthiness of Lessee and as to Lessee's conformance to the other standard criteria then used by Lessor for such purpose immediately thereafter, then upon 30 days notice by Lessor to Lessee of Lessor's desire to terminate the Lease, Lessee shall have the option to (a) purchase the Equipment from Lessor pursuant to Section 2(B) of this Lease or (b) prepay its obligations under the Lease Documents pursuant to Section 2(C) of this Lease.

16. REMEDIES. (a) if an Event of Default occurs with respect to any Schedule, the Lessor thereunder may (in its sole discretion) exercise any one or more of the following remedies with respect to such Schedule and any or all other Schedules to which such Lessor is then a party: (1) proceed at law or in equity, to enforce specifically Lessee's performance or to recover damages; (2) declare each such Schedule in default, and cancel each such Schedule or otherwise terminate Lessee's right to use the Equipment and Lessee's other rights, but not its obligations, thereunder and Lessee shall immediately assemble, make available and, if Lessor requests, return the Equipment to Lessor in accordance with the terms of this Lease; (3) enter any premises where any item of Equipment is located and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise without liability ; (4) use Lessee's premises for storage without liability; (5) sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor's possession, at public or private sale, with or without notice to Lessee, and apply or retain the net proceeds of such disposition in accordance with Section 16(b), with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; (6) enforce any or all of the preceding remedies with respect to any related Collateral, and apply any deposit or other cash collateral, or any proceeds of any such Collateral, at any time to reduce any amounts due to Lessor; (7) demand and recover from Lessee all Liquidated Damages and all Other Payments whenever the same shall be due; and (8) exercise any and all other remedies allowed by applicable law, including the UCC. As used herein, **"Liquidated Damages"** shall mean the liquidated damages (all of which, Lessee hereby acknowledges, are damages to be paid in lieu of future Basic Rent and are reasonable in light of the anticipated harm arising by reason of an Event of Default, and are not a penalty) described in the first sentence of parts (1) or (2) of Section 16(b), depending upon the recovery and disposition of the Equipment leased under the applicable Schedule.

(b) If an Event of Default occurs with respect to any Schedule, (1) if Lessor recovers the Equipment and disposes of it by a lease or elects not to dispose of the Equipment after recovery, upon demand, Lessee shall pay to Lessor an amount equal to the sum of (A) any accrued and unpaid Rent as of the date Lessor recovers possession of the Equipment, plus (B) the present value as of such date of the total Basic Rent for the then remaining term of such Schedule, minus (C) either, as applicable, (i) the present value, as of the commencement date of any substantially similar re-lease of the Equipment, of the re-lease rent payable for that period, commencing on such date, which is comparable to the then remaining term of such Schedule or (ii) the present value, as of that certain date which may be determined by taking into account Lessor's having a reasonable opportunity to remarket the Equipment, of the "market rent" for such Equipment (as computed pursuant to Article 2A) in the continental United States on that date, computed for that period, commencing on such date, which is comparable to the then remaining term of such Schedule; provided, however, Lessee acknowledges that if Lessor is unable after reasonable effort to dispose of the Equipment at a reasonable price and pursuant to other reasonable terms, or the circumstances reasonably indicate that such an effort will be unavailing, the "market rent" in such event will be deemed to be $0.00, but in the event that Lessor does eventually re-lease or otherwise dispose of the Equipment, it will apply the net proceeds of such disposition, to the extent received in good and indefeasible funds, as a credit or reimbursement, as applicable, in a manner consistent with the applicable provisions of Article 2A. Any amounts discounted to present value, shall be discounted at the rate of six percent (6%) per annum, compounded annually.

(2) If Lessee fails to return the Equipment in the manner and condition required by this Lease, or Lessor recovers and sells the Equipment, upon demand, Lessee shall pay to Lessor all other Rent due with respect to the related Schedule as of such determination date, and all Enforcement Costs (defined in Section 16(c)), less a credit for any disposition proceeds, if applicable pursuant to the application provisions in the next sentence. If Lessor demands the Liquidated Damages under this part (2), and recovers and sells the Equipment, any proceeds received in good and indefeasible funds shall be applied by Lessor, with respect to the related Schedule: first, to pay all reasonable Enforcement Costs (as defined in section 16 (c)), to the extent not previously paid (and will promptly furnish to the Lessee a schedule of such Enforcement Costs); second, to pay to Lessor an amount equal to any unpaid Rent due and payable, together with the liquidated damage amounts specified in this part (2), to the extent not previously paid; third, to pay to Lessor any interest accruing on the amounts covered by the preceding clauses, at the Late Charge Rate, from and after the date the same becomes due, through the date of payment; and fourth, (A) if the Lessor under such Schedule is also the Lessor under any other Schedules (whether by retaining the same, or as Assignee), to satisfy any remaining obligations under any or all such other Schedules, or (B) if such Lessor is not the Lessor under any other Schedule, or if Lessee's obligations to such Lessor under such other Schedules have been fully and indefeasibly satisfied, to reimburse Lessee for such amounts to the extent paid by Lessee as liquidated damages pursuant to this part (2).

(c) Except as otherwise provided, a cancellation of any Schedule shall occur only upon written notice by Lessor to Lessee. Unless already specifically provided for in Section 16(b), if an Event of Default occurs with respect to any Schedule, Lessee shall also be liable for all of the following ("Enforcement Costs"): (1) all unpaid Rent due before, during or after exercise of any of the foregoing remedies, and (2) all reasonable legal fees (including consultation, drafting notices or other documents, expert witness fees, sending notices or instituting, prosecuting or defending litigation or arbitration) and other enforcement costs and expenses incurred by reason of any Default or Event of Default or the exercise of Lessor's rights or remedies, including all expenses incurred in connection with the return or other recovery of any Equipment in accordance with the terms of this Lease or in placing such Equipment in the condition required hereby, or the sale, re-lease or other disposition (including but not limited to costs of transportation, possession, storage, insurance, taxes, lien removal, repair, refurbishing, advertising and brokers' fees), and all other pre-judgment and post-judgment enforcement related actions taken by Lessor or any actions taken by Lessor in any bankruptcy case involving Lessee, the Equipment, or any other person. Late Charges shall accrue with respect to any amounts payable under this Section for as long as such amounts remain outstanding, and shall

be paid by Lessee upon demand. No right or remedy is exclusive and each may be used successively and cumulatively. Any failure to exercise the rights granted hereunder upon any Default or Event of Default shall not constitute a waiver of any such right. The execution of a Schedule shall not constitute a waiver by Lessor of any pre-existing Default or Event of Default. With respect to any disposition of any Equipment or Collateral pursuant to this Section, (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (ii) Lessor may comply with any applicable law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (iii) Lessor may disclaim any title or other warranties in connection with any such disposition, and (iv) Lessee shall remain responsible for any deficiency remaining after Lessor's exercise of its remedies and application of any funds or credits against Lessee's obligations under any Schedule, however, any excess amounts shall be remitted to Lessee.

17. ASSIGNMENT. (a) LESSEE SHALL NOT ASSIGN, DELEGATE, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY SCHEDULE, OR ITS LEASEHOLD INTEREST, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. Without limiting the foregoing, (1) Lessee may not attempt to dispose of any of the Equipment, and (2) Lessee shall (A) maintain the Equipment free from all Liens, other than Permitted Liens, (B) notify Lessor immediately upon receipt of notice of any Lien affecting the Equipment, and (C) defend Lessor's title to the Equipment. A "Permitted Lien" shall mean any Lien with respect to the Equipment for Impositions, Liens of mechanics, materialmen, or suppliers and similar Liens arising by operation of law, provided that any such Lien is incurred by Lessee in the ordinary course of business, for sums that are not yet delinquent or are being contested in good faith and with due diligence, by negotiations or by appropriate proceedings which suspend the collection thereof and, in Lessor's sole discretion, (i) do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein, and (ii) for the payment of which adequate assurances or security have been provided to Lessor. No disposition referred to in this Section shall relieve Lessee of its obligations, and Lessee shall remain primarily liable under each Schedule and all of the other Lease Documents. (b) Lessor may at any time with 10 Business Days notice to Lessee grant a security interest in, sell, assign, delegate or otherwise transfer (an "Assignment") all or any part of its interest in the Equipment, this Lease or any Schedule and any related Lease Documents or any Rent thereunder" or the right to enter into any Schedule, and Lessee shall perform all of its obligations thereunder, to the extent so transferred, for the benefit of the beneficiary of such Assignment (such beneficiary, including any successors and assigns, an **"Assignee"**). Lessee agrees not to assert against any Assignee any Abatement (without limiting the provisions of Section 2) or Claim that Lessee may have against Lessor, and Assignee shall not be bound by, or otherwise required to perform any of Lessor's obligations, unless expressly assumed by such Assignee. Lessor shall be relieved of any such assumed obligations. If so directed in writing, Lessee shall pay all Rent and all other sums that become due under the assigned Schedule and other Lease Documents directly to the Assignee or any other party designated in writing by Lessor or such Assignee. Lessee acknowledges that Lessor's right to enter into an Assignment is essential to Lessor and, accordingly, waives any restrictions under applicable law with respect to an Assignment and any related remedies. Upon the request of Lessor or any Assignee, Lessee also agrees (i) to promptly execute and deliver to Lessor or to such Assignee an acknowledgment of the Assignment in form and substance satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Lessor or Assignee, and (ii) to comply with all other reasonable requirements of any such Assignee in connection with any such Assignment. Upon such Assignment and except as may otherwise be provided herein, all references in this Lease to "Lessor" shall include such Assignee. (c) Subject always to the foregoing, this Lease and each Schedule shall inure to the benefit of, and are binding upon, Lessee's and Lessor's respective successors and assigns.

18. MISCELLANEOUS. (a) This Lease, each Schedule, the Blocked Account Agreement, any Riders hereto or thereto and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be amended or modified in any manner except by a document in writing executed by both parties. (b) Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (c) The representations, warranties and agreements of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Schedule and any other Lease Documents. With respect to each Schedule, the obligations of Lessee under Sections 8, 9, 10, 12, 13 and 14 hereof, together with any of Lessee's obligations under the other provisions of this Lease (as incorporated therein) which have accrued but not been fully satisfied, performed or complied with prior to the expiration or earlier cancellation or termination of such Schedule, shall survive the expiration or earlier cancellation or termination thereof. (d) All of Lessee's obligations hereunder and under any Schedule shall be performed at Lessee's sole expense. Lessee shall reimburse Lessor promptly upon demand for all expenses incurred by Lessor in connection with (1) any action taken by Lessor at Lessee's request, ,(2) any Enforcement Costs not recovered pursuant to Section 16, and (3) all inspections If Lessee fails to perform any of its obligations with respect to a Schedule, Lessor shall have the right, but shall not be obligated, to effect such performance, and Lessee shall reimburse Lessor, upon demand, for all expenses incurred by Lessor in connection with such performance. Lessor's effecting such compliance shall not be a waiver of Lessee's default. All amounts payable under this Section, if not paid when due, shall be paid to Lessor together with interest thereon at the Late Charge Rate. (e) Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by this Lease, but only to the extent that the same relates to the Equipment. (f) LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. (g) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt. (h) This Lease shall not be effective unless and until accepted by execution by an officer of Lessor at the address, in the State of Arizona (the **"State"**), as set forth below the signature of Lessor. THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the mailing address below Lessee's signature, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State. (i) This Lease and all of the other Lease Documents may be executed in counterparts. The transfer or possession of the "Original" of this Lease shall be irrelevant to the full or collateral assignment of, or grant of security interest in, any Schedule; provided, however, no security interest in any Schedule may be created through the transfer, possession or control, as applicable, of any counterpart of such Schedule other than the original thereof, which shall be identified as the document or record (as applicable) marked "Original" and all other counterparts shall be marked "Duplicate". (j) If Lessor is required by the terms hereof to pay to or for the benefit of Lessee any amount received as a refund of an Imposition or as insurance proceeds, Lessor shall not be required to pay such amount, if any Default has occurred and not been cured or any Event of Default shall have occurred and not been

waived by Lessor, however, such payments shall be applied to all amounts due and owing by Lessee. (k) To the extent Lessor is required to give its consent or approval with respect to any matter, the reasonableness of Lessor's withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor's withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, might result (in Lessor's discretion), in (A) an impairment of Lessor's rights, title or interests hereunder or under any Schedule or other Lease Document, or to the Equipment, or (B) expose Lessor to any Claims or Impositions, or (ii) Lessee fails to provide promptly to Lessor any filings, certificates, opinions or indemnities required by Lessor as a condition to such consent.

19. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Lease or in any of the Schedules have the following meanings: (1) "affiliate": with respect to any given person, shall mean (i) each person that directly or indirectly owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five (5) percent or more of the voting stock, membership interest or similar equity interest having ordinary voting power in the election of directors or managers of such person, (ii) each person that controls, is controlled by, or is under common control with, such person, or (iii) each of such person's officers, directors, members, joint venturers and partners. For the purposes of this definition, "control" of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; (2) "applicable law" or "law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (3) "AS IS, WHERE IS": AS IS, WHERE IS, without warranty, express or implied, with respect to any matter whatsoever; (4) "business day": any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the Lessor's notice address; (5) "governmental authority": any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; (6) "person": any individual, corporation, limited liability entity, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor; and (7) "UCC" or "Uniform Commercial Code": the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code. (b) The following terms when used herein or in any of the Schedules shall be construed as follows: (1) "herein," "hereof," "hereunder," etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); (2) "including": means including without limitation unless such term is followed by the words "and limited to", or similar words; and (3) "or": at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to an applicable law shall also mean such law as amended, superseded or replaced from time to time.

IN WITNESS WHEREOF, the parties hereto have caused this Master Lease Agreement to be duly executed, under seal, as of the day and year first above set forth.

AGILITY LEASE FUND I, LLC
Lessor

By: [signature]
Name: Hal Hayden
Title:

101 E. Gurley St., Suite 202
Prescott, Arizona 86301

Phone (928) 541-0771

KeyOn Communications, Inc.
Lessee

By: [signature]
Name: Jonathan Snyder
Title: President
Address: 4067 Dean Martin Drive
LAS VEGAS NV 89103

Phone: (702) 949-3580